SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                           ---------------------------

                                    FORM 8-K

                                 CURRENT REPORT
                       PURSUANT TO SECTION 13 OR 15 (d) OF
                       THE SECURITIES EXCHANGE ACT OF 1934

        Date of Report (Date of earliest event reported): April 14, 2006

                                  ------------

                     FRANKLIN CREDIT MANAGEMENT CORPORATION
             (Exact name of registrant as specified in its charter)

                                    Delaware
                 (State or other jurisdiction of incorporation)

         0-17771                                        75-2243266
(Commission file number)                   (I.R.S. employer identification no.)

           Six Harrison Street                                 10013
           New York, New York
(Address of principal executive offices)                     (Zip Code)


       Registrant's telephone number, including area code: (201) 604-4402

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Check the appropriate box below in the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[_]   Written communications pursuant to Rule 425 under the Securities Act (17
CFR 230.425)

[_]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR
240. 14a-12)

[_]   Pre-commencement communications pursuant to Rule 14d-2(b) under the
Exchange Act (17 CFR 240.14d-2(b))

[_]   Pre-commencement communications pursuant to Rule 13e-4(c) under the
Exchange Act (17 CFR 240.13e-4(c))

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Item 4.02(a) Non-Reliance on Previously Issued Financial Statements or a Related
Audit Report or Completed Interim Review.

      As previously disclosed in its Current Report on Form 8-K, filed with the Securities and Exchange Commission (the "Commission") on April 6, 2006 (the "Previously Filed 8-K"), Franklin Credit Management Corporation (the "Company") will restate certain previously issued financial statements covering the fiscal years ended December 31, 2004 and 2003, the quarterly periods within those years and the first three quarterly periods in the fiscal year ended December 31, 2005, and, accordingly, the Company's financial statements for such periods, as well as the related reports of the Company's independent registered public accounting firm, should no longer be relied upon.

      As disclosed in the Previously Filed 8-K, the Company was evaluating whether the restated financial statements for the periods indicated above should also correct the Company's accounting treatment for success fees both currently and potentially payable to its principal lender following repayment of existing term debt. On April 14, 2006, the Company's management, in consultation with the Chairman of the Audit Committee of the Board of Directors and with the Company's independent registered public accounting firm, Deloitte & Touche LLP, concluded that SFAS No. 133, "Accounting for Derivative Instruments and Hedging Activities" is applicable to such fees, and that, as a result, additional adjustments to the financial statements for the periods mentioned above will be required. SFAS No. 133 requires establishing and maintaining an estimate of the anticipated net present value of future payment of such fees at each reporting period and amortizing to interest expense that estimate over the estimated pay down of the related term debt. The impact, after tax, on net income is estimated to be a decrease of approximately $608,000 (inclusive of the cumulative effect of the accounting change) for the fiscal year ended December 31, 2003, a decrease of approximately $417,000 for the fiscal year ended December 31, 2004 and a decrease of approximately $395,000 for the previously reported nine-months ended September 30, 2005.

      The Company will file its restated financial statements for the periods indicated above in its Annual Report on Form 10-K for the fiscal year ended December 31, 2005 (the "Form 10-K"). The Registrant filed a Form 12b-25 with the Commission on April 3, 2006 to extend the filing deadline of the Form 10-K, and expects to file the Form 10-K on April 24, 2006.

      While the Company's review of its internal control over financial reporting is ongoing, the Company has identified material weaknesses as defined by the Public Company Accounting Oversight Board (United States), including with respect to the matter discussed above. The Company has corrected its accounting and reporting for success fees in connection with the restatement of such fees as discussed above, and is in the process of reviewing and remedying the material weaknesses in its accounting and related systems of internal controls over financial reporting identified in connection with the preparation of the Company's 2005 financial statements.

      The Company's management has discussed with Deloitte & Touche LLP the matters disclosed in this filing pursuant to this Item 4.02(a).

                                    SIGNATURE

      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                FRANKLIN CREDIT MANAGEMENT CORPORATION


                                By:  /s/ Paul D. Colasono
                                     ---------------------------------------
                                     Name:  Paul D. Colasono
                                     Title: Chief Financial Officer and
                                            Executive Vice President

Date:    April 24, 2006